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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2003

USA BROADBAND, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or jurisdiction of Incorporation)	000-29433 (Commission File Number)	84-1592698 (IRS Employer Incorporation)
1111 Orange Ave. Coronado, CA 92118 (Address of principal executive offices)
(619) 435-2929 (Registrant's telephone number, including area code)
921 Transport Way, Suite 4 Petaluma, CA 94954 (Former Name or Former Address, if Changed Since Last Report)

        This Form 8-K/A is being filed to correct errors in the description of a purchase of shares in Cable California SA de C.V., a Mexican corporation ("Cable California"), and related assets, by USA Broadband, Inc., a Delaware corporation ("USBU") in a Form 8-K filed by USBU on March 21, 2003. Item 2 of this Form 8-K/A contains the revised description of this transaction.

ITEM 2.    Acquisition or Disposition of Assets.

        On March 7, 2003, USA Broadband, Inc., a Delaware corporation ("USBU"), pursuant to an Asset Purchase Agreement dated as of January 9, 2003 between USBU, dick clark international cable ventures, ltd., a Turks and Caicos entity ("dcicv"), Cable California, Las Americas Broadband, Inc., a Colorado corporation ("LABN") and Carlos Bustamante, Sr., purchased all of the Class B shares of Cable California, which represents 49% of the voting and economic interest in Cable California, from dcicv. Cable California possesses a concession from the government of Mexico for the installation and operation of an advanced video and data cable television system in the greater Tijuana, Mexico metropolitan area. In addition, USBU assumed the rights and obligations of LABN under an agreement dated September 26, 2002 between LABN, Cable California and Mr. Bustamante. Under the September 2002 agreement, USBU is obligated to purchase the Class A shares of Cable California, representing 51% of the voting and economic interest in Cable California, from Mr. Bustamante. Under the September 2002 agreement, USBU is to issue a number of shares of its common stock to Mr. Bustamante equivalent to 2,250,000 shares of LABN's common stock. USBU subsequently issued 250,000 shares of its common stock to Mr. Bustamante in satisfaction of this obligation. In addition, USBU is to pay Mr. Bustamante a total of $5,000,000, with the first $1,000,000 due on the date of the closing, $3,000,000 on September 26, 2004, and $1,000,000 on September 26, 2005. USBU anticipates that the Class A shares may be transferred to an entity formed under Mexican law, rather than directly to it, to comply with regulatory restrictions under Mexican law. However, USBU anticipates that upon issuing the shares to Mr. Bustamante and making the payments under the agreement it will own, directly or indirectly, in excess of 90% of the economic interest in Cable California.

        Under the Asset Purchase Agreement, USBU acquired certain tangible and intangible assets, including office and computer equipment, vehicles, machinery and satellite equipment, from LABN. These assets are related to Cable California's operations in Mexico. USBU intends to utilize the acquired LABN assets in a similar manner to the way they were used by LABN. In exchange for the foregoing acquisitions, USBU issued 2,500,000 shares of its common stock to dcicv and 2,250,000 shares of its common stock to LABN. In addition, USBU agreed to assume a total of $1,250,000 of debt, liabilities and other financial obligations of Cable California and LABN and reduced the outstanding principal amount of a promissory note issued by LABN in favor of USBU from $890,276 to $500,000. USBU also paid LABN $250,000 in cash.

Exhibit number	Description
2.1	Agreement by and among Las Americas Broadband, Inc., Las Americas Broadband, Inc., Cable California, Carlos Bustamante Sr. and LABN Mexico S.A. de CV dated as of September 26, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA BROADBAND, INC.
	By:	/s/ GRANT MILLER Its: Principal Executive Officer
June 5, 2003

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  ITEM 2. Acquisition or Disposition of Assets.
SIGNATURES